Exhibit 99.1

Spark Therapeutics Receives Rare Pediatric Disease Designation for Investigational LUXTURNA™ (voretigene neparvovec) from FDA

PHILADELPHIA, July 20, 2017--Spark Therapeutics (NASDAQ:ONCE), a fully integrated gene therapy company dedicated to challenging the inevitability of genetic disease, announced today that the Offices of Orphan Products Development and Pediatric Therapeutics of the U.S. Food and Drug Administration (FDA) have designated investigational LUXTURNATM (voretigene neparvovec) as a drug for a rare pediatric disease. Under FDA's Rare Pediatric Disease Priority Review Voucher program, companies who receive approval for a new drug application or Biologics License Application (BLA) for a rare pediatric disease may be eligible to receive a voucher for a Priority Review of a subsequent marketing application for a different product. The Priority Review Voucher may be used by the company or sold to a third party.

FDA’s Office of Tissues and Advanced Therapies currently is reviewing the BLA for LUXTURNA for the treatment of patients with vision loss due to confirmed biallelic RPE65 mutation-associated retinal dystrophy under a Priority Review designation with a Prescription Drug User Fee Act (PDUFA) action date of Jan. 12, 2018.

LUXTURNA has the potential to be both the first pharmacologic treatment for an inherited retinal disease (IRD) and the first gene therapy for a genetic disease approved in the United States. A natural history study has shown that people with this IRD eventually progress to complete blindness.

About Spark Therapeutics
Spark Therapeutics, a fully integrated company, strives to challenge the inevitability of genetic disease by discovering, developing, and delivering gene therapies that address inherited retinal diseases (IRDs), neurodegenerative diseases, as well as diseases that can be addressed by targeting the liver. Our validated platform successfully has delivered proof-of-concept data with investigational gene therapies in the retina and liver. Our most advanced investigational candidate, with proposed trade name LUXTURNA™ (voretigene neparvovec), is currently under Priority Review with FDA for the treatment of biallelic RPE65-mediated IRD and has been designated for a rare pediatric disease. It previously received breakthrough therapy and orphan product designations from FDA and orphan product designations from the European Medicines Agency (EMA). The pipeline also includes SPK-7001 in a Phase 1/2 trial for choroideremia, and two hemophilia development programs: SPK-9001 (which also has received both breakthrough therapy and orphan product designations by FDA, and access to the PRIority MEdicines (PRIME) Program by the EMA) in a Phase 1/2 trial for hemophilia B being developed in collaboration with Pfizer, and SPK-8011, in a Phase 1/2 trial for hemophilia A to which Spark Therapeutics retains global commercialization rights. For more information, visit www.sparktx.com.

Cautionary note on forward-looking statements
This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's product candidate LUXTURNA™ (voretigene neparvovec). Any forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that: (i) our BLA submitted for LUXTURNA to the FDA may not be approved;

(ii) the data from our Phase 3 clinical trial of LUXTURNA may not support labeling for all biallelic RPE65 mutations other than Leber congenital amaurosis (LCA); (iii) the improvements in functional vision demonstrated by LUXTURNA in our clinical trials may not be sustained over extended periods of time; and (iv) FDA may ultimately determine not to award the Company a priority review voucher. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the "Risk Factors" section, as well as discussions of potential risks, uncertainties and other important factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other filings we make with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Spark undertakes no duty to update this information unless required by law.

Investor Contact:                        Media Contact:
Ryan Asay                            Monique da Silva
Ryan.asay@sparktx.com                     Monique.dasilva@sparktx.com
(215) 239-6424                            (215) 282-7470

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